05:47:06 PM                                             EXHIBIT 99.1


                 MBNA MASTER CREDIT CARD TRUST II SERIES 1996-A

                            KEY PERFORMANCE FACTORS
                                      JULY, 1996



        Expected B Maturity                                       03/17/03


        Blended Coupon                                             5.7340%


        Excess Protection Level
          3 Month Average                                            4.91%
        July, 1996                                                   4.56%
        June, 1996                                                   5.39%
        May, 1996                                                    4.80%


        Cash Yield                                                  16.87%


        Investor Charge Offs                                         4.38%


        Base Rate                                                    7.93%


        Over 35 Day Delinquency                                      4.20%


        Seller's Interest                                           17.27%


        Total Payment Rate                                          11.54%


        Total Principal Balance                         $17,148,865,196.73


        Investor Participation Amount                      $700,000,000.00


        Seller Participation Amount                      $2,960,990,196.73